   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2002


                                                      REGISTRATION NO. 333-59760
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------


                              AMENDMENT NO. 3 TO
                                   FORM S-3


                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          MIDAMERICAN ENERGY COMPANY
            (Exact name of registrant as specified in its charter)

                IOWA                                           42-1425214
  (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                               ----------------

                               666 GRAND AVENUE
                            DES MOINES, IOWA 50303
                                 (515) 242-4300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            PAUL J. LEIGHTON, ESQ.
                           ASSISTANT GENERAL COUNSEL
                          MIDAMERICAN ENERGY COMPANY
                               666 GRAND AVENUE
                            DES MOINES, IOWA 50303
                                (515) 242-4300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ----------------

                                   Copy to:
                          JENNIFER A. FREDERICK, ESQ.
                               LATHAM & WATKINS
                          885 THIRD AVENUE, SUITE 1000
                            NEW YORK, NEW YORK 10022
                                (212) 906-1715

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

       IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING
BOX:  [ ]

       IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: [X]

       IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

       IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

     IF DELIVERY OF A PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [ ]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                           Proposed maximum       Proposed maximum        Amount of
        Title of each class of            Amount to be      offering price            aggregate          registration
    securities to be registered(1)       registered(2)        per unit(3)       offering price(4)(5)        fee(6)
-----------------------------------------------------------------------------------------------------------------------
Debt securities and preferred stock     $500,000,000             --            $500,000,000             $125,000
=======================================================================================================================

(1) Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder and may include hybrid securities including a combination of features of the securities listed above.

(2) Includes such indeterminate amount of debt securities and shares of preferred stock as may from time to time be issued at indeterminate prices. Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $500,000,000 less the dollar amount of other securities previously issued.

(3) The proposed maximum offering price per unit may be omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4) Estimated in accordance with Rule 457 under the Securities Act solely for the purpose of calculating the registration fee.

(5) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(6) The registration fee was paid in connection with the initial filing of the registration statement.

                               ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS



                                  $500,000,000



                          MIDAMERICAN ENERGY COMPANY

                      Debt Securities and Preferred Stock


                                 ------------


     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.


     INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 4.



                                 ------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.






















                The date of this prospectus is February 4, 2002.

                                 ------------

                               TABLE OF CONTENTS




                                           PAGE
                                          -----
ABOUT THIS PROSPECTUS ...................    1
WHERE YOU CAN FIND MORE
   INFORMATION ..........................    1
FORWARD-LOOKING STATEMENTS ..............    2
MIDAMERICAN ENERGY COMPANY ..............    3
RATIO OF EARNINGS TO FIXED
   CHARGES ..............................    3
RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND
   REQUIREMENTS .........................    3
RISK FACTORS ............................    4
USE OF PROCEEDS .........................    6
DESCRIPTION OF DEBT SECURITIES ..........    6
DESCRIPTION OF CAPITAL STOCK ............   13
PLAN OF DISTRIBUTION ....................   14
LEGAL MATTERS ...........................   15
EXPERTS .................................   15

                                 ------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus, either separately or in units, in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference rooms. You may also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's web site at http://www.sec.gov.

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the securities described in this prospectus. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., in Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates. You may also access the registration statement at the Securities and Exchange Commission's web site described above.


     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the Securities and Exchange Commission in the future will automatically update and supersede this information. We incorporate by reference, among others, the documents listed below and any filings made by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and until the time that we sell all the securities described in this prospectus.

     1. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000; and

     2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:


                                   Treasurer
                           MidAmerican Energy Company
                                666 Grand Avenue
                             Des Moines, Iowa 50303
                                 (515) 242-4300


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast," and similar terms. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:

    o general economic and business conditions in the United States as a whole and in the midwestern United States, and our service territory in particular;

    o governmental, statutory, regulatory or administrative initiatives affecting us or the United States electricity industry;

    o weather effects on sales and revenues;

    o general industry trends;

    o increased competition in the power generation industry;

    o fuel and power costs and availability;

    o changes in business strategy, development plans or vendor relationships;

    o availability, term and deployment of capital;

    o availability of qualified personnel;

    o risks relating to nuclear generation;

    o financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight; and

    o other business or investment considerations that may be disclosed from time to time in our Securities and Exchange Commission filings or in other publicly disseminated written documents.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

                          MIDAMERICAN ENERGY COMPANY

     We are a public utility company headquartered in Des Moines, Iowa and incorporated in the State of Iowa. We were formed on July 1, 1995 as a result of the merger of Iowa-Illinois Gas and Electric Company, Midwest Resources Inc. and Midwest Power Systems Inc. We are an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company, a privately owned global energy company with publicly traded fixed income securities.

     We are principally engaged in the business of generating, transmitting, distributing and selling electric energy and in distributing, selling and transporting natural gas. We distribute electricity at retail in Iowa, Illinois and South Dakota and distribute natural gas at retail in Iowa, Illinois, Nebraska and South Dakota. In addition to retail sales, we sell electric energy and natural gas to other utilities, marketers and municipalities outside of our delivery system, and transport natural gas through our distribution system for a number of end-use customers who have independently secured their supply of natural gas.

     Our headquarters and principal executive offices are located at 666 Grand Avenue, Des Moines, Iowa 50303. Our telephone number is (515) 242-4300.

RECENT OPERATING RESULTS

     Although the independent audit of our financial statements for the year ended December 31, 2001 has not yet been completed, our operating income for the fourth quarter of 2001 is expected to be significantly lower than for the fourth quarter of 2000, due to, among other things, weather conditions in our service territory. However, our operating income for the year ended December 31, 2001 is expected to be only approximately 2% lower than for the year ended December 31, 2000. We do not believe that these changes will have an adverse effect on our ability to make payments on our securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

                                                       TWELVE MONTHS ENDED DECEMBER 31,
                                              ------------------------------------------------------  NINE MONTHS ENDED
                                                1996       1997       1998       1999       2000      SEPTEMBER 30, 2001
                                              ---------- ---------- ---------- ---------- ----------  -----------------
Ratio of earnings to fixed charges(1) .......    4.06x      3.10x      3.07x      3.54x      4.52x            5.31x
Ratio of earnings to fixed charges and
 Cooper Nuclear Station debt service(2) .....    3.94x      3.02x      3.01x      3.46x      4.45x            5.21x

----------

(1) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. "Fixed charges" consist of interest charges and the estimated interest component of rentals.

(2) Ratios of earnings to fixed charges and Cooper Nuclear Station debt service have been calculated including our portion of the net interest component of the payments to Nebraska Public Power District under a long-term contract for one-half of the capacity from the Cooper Nuclear Station.

                      RATIO OF EARNINGS TO FIXED CHARGES
                  PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table sets forth the ratio of our earnings to our fixed charges plus preferred stock dividend requirements for the periods indicated.

                                                             TWELVE MONTHS ENDED DECEMBER 31,
                                                    ------------------------------------------------------    NINE MONTHS ENDED
                                                      1996       1997       1998       1999       2000        SEPTEMBER 30, 2001
                                                    ---------- ---------- ---------- ---------- ----------   --------------------
Ratio of earnings to fixed charges
 plus preferred stock dividend  requirements(1) ..     3.40x      2.80x      2.82x      3.22x      4.09x              4.81x
Ratio of earnings to fixed charges and
 Cooper Nuclear Station debt service plus
 preferred stock dividend requirements(2) ........     3.32x      2.73x      2.77x      3.16x      4.04x              4.73x

----------
(1) For purposes of computing the ratio of earnings to fixed charges plus preferred stock dividend requirements, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. "Fixed charges" consist of interest charges and the estimated interest component of rentals. "Preferred stock dividend requirements" represent the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.


(2) Ratios of earnings to fixed charges and Cooper Nuclear Station debt service plus preferred stock dividend requirements have been calculated including our portion of the net interest component of the payments to Nebraska Public Power District under a long-term contract for one-half of the capacity from the Cooper Nuclear Station.


                                  RISK FACTORS

     Before you invest in any of the securities described in this prospectus, you should be aware of the significant risks described below. You should carefully consider these risks, together with all of the other information included in this prospectus, the accompanying prospectus supplement and the information incorporated by reference, before you decide to purchase our securities.


WE ARE AFFECTED BY THE OPERATING UNCERTAINTIES ASSOCIATED WITH UTILITIES.

     The operation of a utility involves many risks, including the breakdown or failure of power generation equipment, pipelines, transmission lines, distribution lines or other equipment, interruption of the fuel supply, and performance below expected levels of output or efficiency. Sales and revenues of a utility may also be adversely affected by general economic and business conditions and weather conditions in its territory. We are subject to the specific risks described above, and our sales and revenues could be adversely affected by general economic and business conditions and weather conditions in our service territory.


OUR GENERATING FACILITIES ARE DEPENDENT ON A LIMITED NUMBER OF SUPPLIERS AND SERVICE PROVIDERS.

     Our electric generating facilities are often dependent on a single or limited number of entities to supply or transport gas, coal or other fuels, to dispose of wastes or to deliver electricity. The failure of any of these third parties to fulfill its contractual obligations could increase the costs incurred by us to provide electric service to our customers.


INCREASED COMPETITION RESULTING FROM RESTRUCTURING EFFORTS IN THE GEOGRAPHIC MARKETS IN WHICH WE CONDUCT OUR BUSINESS COULD PUT PRESSURE ON MARGINS FOR TRADITIONAL ELECTRIC SERVICES PROVIDED BY US AND DECREASE OUR REVENUES.

     In the traditional regulated electric industry, the generation, transmission, delivery and sales functions are integrated and electricity is provided as a bundled service. Generally, in states that have enacted electric restructuring legislation, the generation and sales functions have been deregulated and are subject to competition while the transmission and delivery functions remain regulated. For local gas distribution businesses, the supply and transportation functions are similarly being separated, with the supply function being opened to competition for all classes of customers.


     We conduct our business primarily in Iowa and Illinois. 88.6% of our 2001 regulated retail electric sales were in Iowa and 10.6% were in Illinois. 78.9% of our 2001 regulated retail gas sales were in Iowa and 9.8% were in Illinois.

     Legislation to initiate retail electric competition was introduced in Iowa's legislature during the 1999 and 2000 sessions, but it did not pass in either year. Such legislation has not been introduced since then and we cannot predict the timing or ultimate outcome of any potential electric restructuring legislation in Iowa.

     In Illinois, legislation to restructure Illinois' electric utility industry was enacted in December 1997. Under this legislation, beginning on October 1, 1999 larger non-residential customers in Illinois and 33% of the remaining non-residential Illinois customers are allowed to select their provider of electric supply services. All other non-residential customers obtained the right to choose starting on December 31, 2000. Residential customers will all receive the opportunity to select their electric supplier beginning on May 1, 2002.

     In Iowa and Illinois, gas customers are permitted to transport gas purchased from independent suppliers using our distribution facilities.

     Although the anticipated changes in the electric utility industry may create opportunities, the changes will also create additional challenges and risks for utilities. Competition will put pressure on margins for traditional electric services. Restructuring efforts in Iowa and Illinois could materially impact our results of operations in a manner which is difficult to predict.


WE ARE SUBJECT TO COMPREHENSIVE ENERGY REGULATION BY GOVERNMENTAL AGENCIES AND THE RECOVERY OF OUR COSTS IS DEPENDENT ON REGULATORY ACTION.

     We are subject to comprehensive regulation by several utility regulatory agencies, which significantly influences our operating environment and our ability to recover our costs from utility customers.

     So far, the regulatory environment applicable to us has, in general, given us an exclusive right to serve customers within our regulated electric service territory and, in turn, the obligation to provide electric service to those customers. Base electricity rates for Iowa customers include a factor which provides for the recovery of a representative level of fuel costs. However, to the extent actual fuel costs vary from that factor, our earnings are impacted.


     A pricing plan settlement agreement that we entered into in 1997 with the Office of the Consumer Advocate of the Iowa Department of Justice and other parties pursuant to a rate proceeding before the Iowa Utilities Board establishing our Iowa retail electric rates, expired on December 31, 2000. With limited exceptions, the pricing plan settlement agreement precluded us from seeking an increase in these rates and precluded the other parties, including the Office of the Consumer Advocate, from seeking a decrease in rates prior to January 1, 2001. The rates established by the pricing plan settlement agreement will remain in effect until either the plan is renegotiated or a change in rates is approved by the Iowa Utilities Board pursuant to a rate proceeding.

     On March 14, 2001, the Office of the Consumer Advocate filed a petition with the Iowa Utilities Board to reduce our Iowa retail electric rates by approximately $77,000,000 annually. We contested the filing and requested an increase in Iowa retail electric rates of approximately $50,000,000 annually. On December 21, 2001, the Iowa Utilities Board approved a settlement with the Office of Consumer Advocate, parties who intervened in the proceeding and us. Under the terms of the settlement, there will be no change in our Iowa retail electric revenues through December 31, 2005 nor will the fuel adjustment clause, eliminated in 1997, be reinstated during this period. We reserved the right to seek an increase in these rates if our bond ratings from the major ratings agencies fall below investment grade level. The settlement also contains a revenue-sharing plan designed to moderate electric rates in 2006 and beyond. Iowa law provides that the rates collected after the filing of the petition are subject to refund with interest if they exceed rates finally approved by the Iowa Utilities Board. An intervenor not a party to the settlement has filed a request for a rehearing with the Iowa Utilities Board. We have resisted the request and the Iowa Utilities Board must either grant or deny the request by February 11, 2002.


     We cannot assure you that the regulations described above will not change or that additional regulations will not become applicable to our business in the future. Changes in regulations or the imposition of additional regulations, or a rate determination that is unfavorable to us (including in connection with the petition described above), could have an adverse impact on our results of operations.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATIONS WHICH COULD BE DIFFICULT AND COSTLY TO COMPLY WITH.

     We are subject to a number of environmental laws and regulations affecting many aspects of our present and future operations, including the disposal of various forms of waste, the construction or permitting of new facilities and air and water quality. These laws and regulations generally require us to obtain and comply with a wide variety of environmental licenses, permits and other approvals. Both public officials and private individuals may seek to enforce the applicable environmental laws and regulations against us. We cannot assure you that existing environmental regulations will not be revised or that new regulations seeking to protect the environment will not be adopted or become applicable to us. Revised or additional regulations which result in increased compliance costs or additional operating restrictions could have a material adverse effect on our results of operations.

     In particular, regulatory compliance associated with the construction of new electric generating projects is a costly and time-consuming process. Intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition.


WE ARE SUBJECT TO THE UNIQUE RISKS ASSOCIATED WITH NUCLEAR GENERATION.

     The risks of nuclear generation include the following:

   (1) the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials;

   (2) limitations on the amounts and types of insurance commercially available to cover losses that might arise in connection with nuclear operations; and

   (3) uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives.

     The Nuclear Regulatory Commission has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generating facilities. In the event of non-compliance, the Nuclear Regulatory Commission has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements promulgated by the Nuclear Regulatory Commission have, in the past, necessitated substantial capital expenditures at nuclear plants, including those with which we have a long-term power purchase contract or in which we have an ownership interest, like the Cooper Nuclear Station and the Quad Cities Generating Station described in the documents incorporated by reference in this prospectus, and additional expenditures could be required in the future. In addition, although we have no reason to anticipate a serious nuclear incident at the units in which we have an interest, if an incident did occur, it could have a material but presently undeterminable adverse effect on our financial condition.


                                USE OF PROCEEDS


     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.


                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of debt securities and other securities described in this prospectus.


GENERAL

     We may issue senior debt securities or subordinated debt securities. The senior debt securities will be our direct secured or unsecured obligations and the subordinated debt securities will be our direct unsecured obligations. Each of the senior debt securities and the subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named in the applicable prospectus supplement. The following summary of the indentures is not a complete description of all of the provisions of the indentures. We have filed (or will file prior to issuance of the applicable debt securities) forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Except to the extent set forth in a prospectus supplement for a particular issue of debt securities, the indentures for the debt securities, as amended or supplemented from time to time, will be substantially similar to the indentures filed as exhibits to the registration statement and described below.


     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

    o the title of the series of debt securities;

    o whether the series of debt securities are senior debt securities or subordinated debt securities;

    o the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

    o if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

    o the interest rate or method for calculation of the interest rate;

    o the date from which interest will accrue;

    o the record dates for principal and interest payable on debt securities;

    o the dates when, places where and manner in which principal and interest will be payable;

    o the securities registrar if other than the trustee;

    o the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

    o the terms of any repurchase or remarketing rights of third parties;

    o the terms of any redemption at the option of holders of the debt securities;

    o the denominations in which the debt securities are issuable;

    o whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

    o whether the debt securities will be represented by a global security and the terms of any such global security;

    o the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

    o if payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the method for determining such payments;

    o provisions for electronic issuance of debt securities or issuance of debt securities in certificated form;

    o any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the applicable indenture;

    o whether and upon what terms debt securities may be defeased;

    o whether the debt securities will have guaranties;

    o any special tax implications of the debt securities; and

    o any other terms in addition to or different from those contained in the applicable indenture.

     The debt securities will bear no interest or interest at a fixed or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax consequences applicable to any such discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.


SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be subordinate and junior in right of payment to our senior debt, including the senior debt securities described in this prospectus. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event with respect to us, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

     Subject to the payment in full of all senior debt, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable thereto until all amounts owing on the subordinated debt securities are paid in full.

     The subordinated indenture will not limit the amount of senior debt that we can incur.


GLOBAL SECURITIES

 BOOK-ENTRY SYSTEM

     Except as may otherwise be set forth in the applicable prospectus supplement, the debt securities will initially be issued in the form of global securities. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue of debt securities exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual beneficial owner of each debt security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except as described below.

     The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the global securities to such persons will be limited to that extent. Also, because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in the global securities to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Redemption proceeds and principal and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and principal and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the global securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, individual security certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, individual security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.


 EXCHANGE OF GLOBAL SECURITIES FOR CERTIFICATED SECURITIES

     Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for debt securities in certificated form only in the following circumstances:

   (1) if DTC notifies us that it is unwilling or unable to continue as depositary for the global securities, or if DTC is no longer registered as a clearing agency under the Securities Exchange Act, and we do not appoint a replacement depositary within 90 days;

   (2)   an event of default under the applicable indenture occurs; or

   (3) if we determine that an issue of debt securities will no longer be represented by global securities.

     If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by DTC in exchange for the beneficial interests in the global securities being exchanged.


REDEMPTION AND REPAYMENT

     The applicable prospectus supplement will specify the following:

    o if the debt securities are subject to any sinking fund and the terms of any such sinking fund;

    o if we may elect to redeem the debt securities prior to maturity and the terms of any such optional redemption;

    o if we will be required to redeem the securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption;

    o if the holders of the debt securities will have the right to repayment of the debt securities prior to maturity and the terms of any such optional repayment.

     If we elect or are required to redeem debt securities, a redemption notice will be sent to each holder of debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the debt securities of a series are to be redeemed, the particular debt securities or portions thereof to be redeemed;
(5) if any debt
securities are to be redeemed in part only, the portion of the debt securities to be redeemed and a statement that, upon surrender of the debt securities for redemption, new debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

     If notice of redemption is given as specified above, the debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

     If debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its debt securities repaid will be required to deliver such debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For debt securities represented by global securities held by DTC, the repayment option may be exercised by a DTC direct participant on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.


COVENANTS

     In addition to other covenants, if any, as may be described in the applicable prospectus supplement and except as may otherwise be set forth in the applicable prospectus supplement, the indentures will contain the following covenants:

    o a covenant which requires us to maintain an office for payment and registration of transfer or exchange of the debt securities in the City of New York;

    o a covenant which requires us to notify the trustee in writing of any event of default under an indenture within five days after we become aware of such event of default;

    o a covenant which requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

    o a covenant which prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing our properties substantially as an entirety to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the indenture.


EVENTS OF DEFAULT

     Except as described in the applicable prospectus supplement, the following events will constitute events of default under the applicable indenture:

    o we fail to pay interest on the debt securities and such failure continues for 30 days;

    o we fail to pay principal of the debt securities when due;

    o we breach any other covenant or representation in the indenture and such breach continues for 60 days after we receive a notice of default with respect thereto;

    o we default in the payment of any indebtedness other than the debt securities in excess of $60,000,000, or we breach any other provision of such indebtedness and such breach results in an acceleration of such indebtedness, and in each case such indebtedness is not discharged or such acceleration is not rescinded, as applicable, within 30 days after we receive a notice of default with respect thereto;

    o a final non-appealable judgment for the payment of money in excess of $60,000,000 is entered against us and is not discharged or satisfied within 45 days after we receive a notice of default with respect thereto;

    o a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 60 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 60 days; and

    o we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

     Upon the occurrence of an event of default under an indenture, the holders of at least 25% in aggregate principal amount of the applicable debt securities may declare such debt securities to be immediately due and payable. Holders of a majority in principal amount of such debt securities may rescind the acceleration so long as the conditions set forth in the applicable indenture have been satisfied.

     Prior to acceleration, holders of a majority in aggregate principal amount of an issuance of debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal or interest and (2) an event of default related to a covenant or other provision of the indenture that cannot be modified without the consent of each holder of debt securities affected thereby.


MODIFICATIONS TO THE INDENTURE

     Except as otherwise set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture without the consent of any holder of debt securities for the following purposes:

    o to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions;

    o to add additional covenants, events of default or collateral, or to surrender a right or power conferred upon us in the indenture;

    o to establish the form of additional debt securities in accordance with the terms of the indenture;

    o to evidence the succession of another company to us and the assumption by the successor of our obligations under the indenture;

    o to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

    o to permit the trustee to comply with any duties imposed upon it by law;

    o to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the debt securities; and

    o to change or eliminate any of the provisions of the indenture, so long as the change or elimination becomes effective only when there are no debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

     Except as set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture for any other purpose with the consent of holders of a majority in principal amount of the applicable issue of debt securities, other than amendments which (1) extend the stated maturity of the debt securities, (2) reduce the principal amount of the debt securities, (3) reduce the interest rate for the debt securities, (4) extend the dates for scheduled payments of principal and interest, (5) impair the right of a holder of debt securities to institute suit for the payment of its debt securities, or (6) reduce the percentage of holders of debt securities required to consent to amendments or waive defaults under the indenture. The items described in (1) through (5) above will require the consent of all holders affected by the change. The item described in (6) above will require the consent of all holders.


GOVERNING LAW


     The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.



                         DESCRIPTION OF CAPITAL STOCK

     We have the authority under our articles of incorporation to issue 350,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value. As of December 31, 2001, 70,980,203 shares of our common stock were outstanding, all of which are owned by MHC Inc. The common stock is not listed on any exchange. All outstanding shares of common stock are fully paid and non-assessable.

     Also as of December 31, 2001, the following shares of our preferred stock were outstanding: 49,451 shares of the $3.30 series; 38,305 shares of the $3.75 series; 32,630 shares of the $3.90 series; 47,362 shares of the $4.20 series; 49,945 shares of the $4.35 series; 50,000 shares of the $4.40 series; 49,898 shares of the $4.80 series; and 266,800 shares of the $7.80 series. All outstanding shares of preferred stock are fully paid and non-assessable. The terms of these preferred securities are described in an amendment to our articles of incorporation which is incorporated herein by reference.



COMMON STOCK

     The shares of our authorized common stock are identical in all respects and have equal rights and privileges. Each holder of our common stock is entitled to one vote in the election of directors and other matters. Common shareholders may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or another form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.


PREFERRED STOCK

     We may issue, from time to time, shares of one or more series or classes of our preferred stock with such preferences and designations as our board of directors may determine. The following summary description sets forth some of the general terms of the preferred stock. We will describe the specific terms of any series of preferred stock that we issue in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. You should also read our articles of incorporation and bylaws before purchasing the preferred stock.

     Our board of directors is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

    o the designation of such series and the number of shares that constitute such series;

    o the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

    o the dividend periods (or the method of calculating the dividend periods);

    o the voting rights of the shares, if any;

    o the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate, dissolve or wind-up our affairs;

    o whether and on what terms we can redeem or repurchase the shares of preferred stock;

    o whether the preferred stock of such series will have the benefit of a sinking fund; and

    o any other material terms.

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable certificate of designation or as otherwise required by law.

     Except as set forth in the applicable prospectus supplement, no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

     We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.


                              PLAN OF DISTRIBUTION

     We may offer and sell or exchange the securities described in this prospectus:

    o through agents,

    o through one or more underwriters,

    o through one or more dealers,

    o directly to one or more purchasers (through a specific bidding or auction process or otherwise), or

    o through a combination of any such methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

    o at a fixed price or prices, which may be changed,

    o at market prices prevailing at the time of sale,

    o at prices relating to such prevailing market prices,

    o at negotiated prices, or

    o at a fixed exchange ratio in return for other of our securities.

     Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

     If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

     Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

     We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


                                 LEGAL MATTERS


     The validity of the debt securities described in this prospectus has been passed upon for us by Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022. The validity of the preferred stock described in this prospectus has been passed upon for us by Paul J. Leighton, Esq., our Assistant General Counsel.



                                    EXPERTS

     The consolidated statements of income, comprehensive income, cash flows and retained earnings, and related financial statement schedule information, for the year ended December 31, 1998 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Our consolidated financial statements and related financial statement schedules as of and for the years ended December 31, 2000 and 1999, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by MidAmerican Energy Company in connection with the issuance and distribution of the securities being registered. All amounts are estimates other than the Securities and Exchange Commission registration fee.


                                           AMOUNT TO BE PAID
                                          ------------------
Registration fee ......................       $  125,000
Printing expenses .....................          300,000
Legal fees and expenses ...............          300,000
Accounting fees and expenses ..........          125,000
Rating agency fees ....................          100,000
Trustee fees and expenses .............           10,000
Miscellaneous expenses ................           50,000
                                              ----------
 Total ................................       $1,010,000
                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Restated Articles of Incorporation and the Restated Bylaws of MidAmerican Energy Company provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The Articles of Incorporation and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. MidAmerican Energy Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MidAmerican Energy Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not MidAmerican Energy Company would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act. Pursuant to Section 490.857 of the Iowa Business Corporation Act, the Articles of Incorporation and the Bylaws, MidAmerican Energy Company, through MidAmerican Energy Holdings Company, maintains directors' and officers' liability insurance coverage. MidAmerican Energy Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

     As permitted by Section 490.832 of the Iowa Business Corporation Act, the Articles of Incorporation of MidAmerican Energy Company provide that no director shall be personally liable to MidAmerican Energy Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the directors' duty of loyalty to MidAmerican Energy Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 490.833 of the Iowa Business Corporation Act (relating to certain unlawful distributions to shareholders) or (4) for any transaction from which the director derived an improper personal benefit.


     The form of distribution agreement filed as Exhibit 1.1 hereto and the form of underwriting agreement filed as Exhibit 1.2 hereto include provisions requiring the underwriters, dealers or agents, as applicable, to indemnify directors, officers and certain controlling persons of MidAmerican Energy Company in certain circumstances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
-----------                                    ----------------------
  1.1**       Form of Distribution Agreement
  1.2*        Form of Underwriting Agreement
  4.1**       Form of Indenture (Senior Debt Securities)
  4.2*        Form of Indenture (Subordinated Debt Securities)
  5.1**       Opinion of Latham & Watkins regarding the validity of the debt securities
  5.2**       Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred stock
 12.1**       Computation of Ratios of Earnings to Fixed Charges for the twelve months ended
              December 31, 2000, 1999, 1998, 1997 and 1996
 12.2**       Computation of Ratios of Earnings to Fixed Charges for the nine months ended
              September 30, 2001
 15.1         Awareness Letter of Deloitte & Touche LLP
 23.1         Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)
 23.2         Consent of PricewaterhouseCoopers LLP
 23.3         Consent of Deloitte & Touche LLP
 23.4         Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)
 24.1**       Power of Attorney
 25.1**       Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Senior Debt Securities)
 25.2*        Statement of Eligilibity and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Subordinated Debt Securities)

----------
   * To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

   **    Filed previously.


   (b) Financial Data Schedules

   Schedule II -- Valuation and Qualifying Accounts (Filed as Schedule II to
                  MidAmerican Energy Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, Registration No. 1-11505)

     All other financial data schedules are not included because the required information is inapplicable or is presented in the financial statements or the notes to the financial statements.


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on February 4, 2002.




                                        MIDAMERICAN ENERGY COMPANY


                                        By: /s/ Paul J. Leighton
                                            ----------------------------
                                        Name: Paul J. Leighton
                                        Title: Assistant General Counsel





     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 has been signed by the following persons in the capacities and as of the dates indicated.


Signature                     Title                               Date
---------                     -----                               ----

            *                 Chief Executive Officer,            February 4, 2002
-------------------------     President and Director
    Gregory E. Abel           (principal executive officer)


            *                 Senior Vice President, Chief        February 4, 2002
-------------------------     Financial Officer and Director
   Patrick J. Goodman         (principal financial officer and
                              principal accounting officer)



*By /s/ Paul J. Leighton
        Attorney-In-Fact

                                 EXHIBIT INDEX



EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
-----------                                    ----------------------
  1.1**       Form of Distribution Agreement
  1.2*        Form of Underwriting Agreement
  4.1**       Form of Indenture (Senior Debt Securities)
  4.2*        Form of Indenture (Subordinated Debt Securities)
  5.1**       Opinion of Latham & Watkins regarding the validity of the debt securities
  5.2**       Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred securities
 12.1**       Computation of Ratios of Earnings to Fixed Charges for the twelve months ended
              December 31, 2000, 1999, 1998, 1997 and 1996
 12.2**       Computation of Ratios of Earnings to Fixed Charges for the nine months ended
              September 30, 2001
 15.1         Awareness Letter of Deloitte & Touche LLP
 23.1         Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)
 23.2         Consent of PricewaterhouseCoopers LLP
 23.3         Consent of Deloitte & Touche LLP
 23.4         Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)
 24.1**       Power of Attorney
 25.1**       Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Senior Debt Securities)
 25.2*        Statement of Eligilibity and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Subordinated Debt Securities)

----------
* To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

**    Filed previously.